                                                                EXHIBIT 10.11

                    STOCK PURCHASE AND SHAREHOLDER AGREEMENT


         STOCK PURCHASE AND SHAREHOLDER AGREEMENT, dated as of February 16, 1996 (the "Agreement"), by and between MARK J. GORDON ("Gordon") and JAMES MURRAY ("Murray").

                             PRELIMINARY STATEMENT

         Gordon, together with his trusts for the benefit of his family, own 75 shares of common stock (currently representing 75% of the issued and outstanding shares of common stock) of Precision Response Corporation, a Florida corporation (the "Corporation"). There is currently no class of capital stock of the Corporation authorized, issued or outstanding other than said common stock (the "Common Stock"). Gordon and Murray wish (a) to provide for the sale by Gordon to Murray, and the purchase by Murray from Gordon, of
3.75 shares of Common Stock of the Corporation, (b) to make certain agreements concerning rights and obligations to purchase and sell such shares of Common Stock under certain circumstances, and (c) to make certain other agreements concerning restrictions on the alienability and voting of such shares of Common Stock. "Affiliate" shall mean, with respect to a person, an immediate family member of such person, a trust principally for the benefit of such person and/or his family members and/or lineal descendants, or a family limited partnership or other entity the beneficial owners of which are, principally, such person and/or his family members.

         NOW, THEREFORE, in consideration of the foregoing, and the mutual covenants and agreements set forth below, and other good and valuable consideration paid by each party to the other, the receipt and sufficiency of which are conclusively acknowledged, the parties agree as follows:

         1. PURCHASE AND SALE. Gordon hereby sells, assigns, transfers, conveys, sets over and delivers to Murray, and Murray hereby purchases and accepts from Gordon, 3.75 shares of the issued and outstanding Common Stock of the Corporation owned by Gordon (the "Purchased Stock"), for a purchase price of THREE HUNDRED THIRTY-SEVEN THOUSAND FIVE HUNDRED DOLLARS ($337,500.00) (the "Purchase Price"). Murray represents and warrants to Gordon that he is purchasing the Purchased Stock for his account, for investment purposes only, and without a view to the public sale or distribution thereof, acknowledges that the Purchased Stock is being sold to him pursuant to applicable federal and state exemptions from registration or qualification thereof, and consents to appropriate securities law restriction legends (if required) being placed on all stock certificates evidencing the Purchased Stock and the placement of appropriate "stop transfer" orders, and agrees to execute and deliver any documents reasonably required by Gordon in order to confirm all of the foregoing.

         2. DELIVERY OF SHARES. Concurrently with the execution and delivery of this Agreement, Gordon shall execute and deliver to Murray, in form and content reasonably acceptable to Murray, a stock power transferring to Murray the Purchased Stock. Immediately following delivery to Murray of such stock power, such stock power, together with Gordon's stock certificate evidencing his ownership of 55 shares of Common Stock of the Corporation, shall be submitted to the Corporation. Immediately upon such submission, Gordon shall cause the Corporation to mark such certificate cancelled, and to reissue in replacement thereof, (a) to Gordon, one stock certificate evidencing ownership in Gordon of (subject to any other sales of shares of Common Stock by Gordon taking place concurrently herewith) 51.25 shares of Common Stock of the Corporation, and (b) to Murray, one stock certificate evidencing ownership in Murray of 3.75 shares of Common Stock of the Corporation. The corporate books and records of the Corporation shall be appropriately maintained and annotated to reflect clearly the sale by Gordon to Murray of the Purchased Stock and the reissue to the parties of the stock certificates as aforesaid in connection therewith.

         3. MANNER OF PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid by the execution and delivery by Murray, in favor of and to Gordon, of the promissory note attached to this Agreement as Exhibit "A" (the "Purchase Price Note"). The Purchase Price Note shall be personally guaranteed by Murray's spouse, as provided for thereon, and the Purchase Price Note shall be secured by the pledge by Murray to Gordon of the Purchased Stock, as set forth in the Stock Pledge Agreement attached to this Agreement as Exhibit "B" (the "Stock Pledge Agreement").

         4. OWNERSHIP REPRESENTATION AND WARRANTY. Gordon represents and warrants to Murray that Gordon owns the Purchased Stock, and is conveying the Purchased Stock to Murray, free and clear of any claims, demands, security interests, encumbrances and rights of others, and that, when issued, the Purchased Stock will represent record and beneficial ownership of 3.75% of the equity of the Corporation.

         5. BUY-OUT RIGHTS AND OBLIGATIONS UPON DEATH OR PERMANENT DISABILITY OF MURRAY.

                 (a) Death or Permanent Disability of Murray. In the event that Murray dies or becomes Disabled (as defined below) prior to the time that Gordon dies or becomes permanently disabled and prior to April 1, 1997, Gordon shall have the right, but not the obligation, within 30 days following the date that Murray dies or





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becomes Disabled, to elect to purchase from Murray or his estate, legal representative or beneficiary(ies) succeeding to the Purchased Stock, as the case may be (the "Murray Seller"), and, if such right is exercised, the Murray Seller shall be required to sell to Gordon, an amount equal to one-half of the Purchased Stock for a purchase price equal to the sum of one-half of the original principal amount of the Purchase Price Note and one-half of all interest that has been paid thereon and which has accrued thereon but is unpaid as of the date of purchase. Such purchase price shall be paid by Gordon by the cancellation of principal equal to one-half of the original principal amount of the Purchase Price Note, the cancellation of one-half of the accrued and unpaid interest thereon, and the payment in cash to the Murray Seller of one-half of all interest thereon which has been paid as of such date. If, for any reason, the principal balance of the Purchase Price Note on the date of purchase is lower than one-half of the original principal balance of the Purchase Price Note (the "Lower Principal Amount"), Gordon shall cancel the Purchase Price Note and, in addition to the payment to the Murray Seller of one-half of the interest paid thereon, pay to the Murray Seller in cash the difference between one-half of the original principal balance of the Purchase Price Note and the Lower Principal Amount. Gordon's right to elect to purchase one-half of the Purchased Stock from Murray pursuant to these provisions may be exercised at any time within the 30-day period following the date Murray has died or become Disabled, by delivering written notice to that effect, within such period, to Murray or his legal representative or the Murray Seller, and such purchase shall occur within 30 days following the date of such notice at a time, date and place mutually acceptable to Gordon and the Murray Seller (which shall be extended to the extent required by any delays relating to probate or guardianship proceedings).

                 (b) Definition of Disabled. Murray shall be deemed "Disabled" for purposes of this Agreement (i) if he is unable, due to physical, mental or emotional illness or injury, to perform substantially all of his duties and responsibilities for the Corporation for a continuous period of 120 days, or (ii) if he is adjudicated as an incompetent and has a guardian appointed to handle his affairs, or (iii) if following the occurrence of a serious physical, mental or emotional illness or injury he is determined to be permanently disabled by a State of Florida certified medical doctor or psychiatrist (as applicable) or otherwise as follows: If Gordon believes that Murray is permanently disabled, he shall notify Murray of such belief. If Murray responds in writing within 10 days that he agrees that he is permanently disabled, Murray shall be deemed Disabled. If Murray disagrees, the parties shall within 10 days mutually select a medical doctor or psychiatrist (as applicable) to make the determination. The parties shall use their best efforts to cause





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the examination(s) and the determination to be made within 30 days. If they cannot agree on a medical doctor or psychiatrist within 10 days, they shall, within the next 10 days, each select one doctor to make the determination. The parties shall use their best efforts to cause such two doctors to complete their examinations and make their determinations within 30 days of notification to them of their selection. If the two doctors reach different conclusions, they shall, as promptly as possible, be directed by the parties to appoint (jointly) a third medical doctor or psychiatrist to make the determination.
The parties shall use their best efforts to cause such third doctor to make his or her examinations and his or her determination within 30 days of being engaged to do so. If (i) above applies, Murray shall be deemed Disabled on the last day of the 120-day period. If (ii) above applies, Murray shall be deemed Disabled on the date of adjudication as an incompetent and the appointment of the guardian. If (iii) above applies, Murray will be deemed Disabled on, as applicable, the date of his response agreeing to his permanent disability, the date that the mutually-selected doctor makes a determination of permanent disability, the date by which the two doctors selected have both made a determination of permanent disability, or the date on which the third doctor makes a determination of permanent disability, or other date of determination by a State of Florida certified medical doctor or psychiatrist (as applicable).

         6.      OPTION TO PURCHASE UPON CERTAIN TERMINATION EVENTS UNDER
MURRAY'S EMPLOYMENT AGREEMENT.       Reference is made to that certain
Employment Agreement, of even date herewith, between the Corporation and Murray (the "Employment Agreement"). In the event that Murray is terminated for Cause (as defined in the Employment Agreement) or resigns from his employment with the Corporation, in either case, prior to April 1, 1999, Gordon shall have the right, but not the obligation, within 30 days following the date of termination for Cause or resignation, to elect to purchase from Murray, and, if such right is exercised, Murray shall be required to sell to Gordon, all of the Purchased Stock for a purchase price equal to the sum of the original principal amount of the Purchase Price Note ($337,500) and all interest that has been paid thereon and which has accrued thereon but is unpaid as of the date of purchase. Such purchase price shall be paid by Gordon by the cancellation of the Purchase Price Note and the payment in cash to Murray of all interest thereon which has been paid as of such date. If, for any reason, the principal balance of the Purchase Price Note on the date of purchase is lower than $337,500 (the "Lower Principal Amount"), Gordon shall, in addition to the cancellation of the Purchase Price Note and the payment to Murray of the interest paid thereon, pay to Murray in cash the difference between $337,500 and the Lower Principal Amount. Gordon's right to purchase the Purchased Stock from Murray pursuant to these





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provisions may be exercised at any time within the 30-day period following the date that Murray has been terminated for Cause or has resigned, as applicable, by delivery of written notice to that effect to Murray within such period, and such purchase shall occur within 30 days following the date of such notice at a time, date and place mutually acceptable to Gordon and Murray. If Murray resigns, the date of resignation for the purpose of these provisions shall be the effective date of resignation designated by Murray in his notice of resignation (provided that Murray fulfills his employment duties through such effective date).

         7. TERMINATION OF OPTIONS TO PURCHASE. The rights granted to Gordon to purchase from Murray or the Murray Seller the Purchased Stock pursuant to Sections 5 and 6 under the circumstances therein described shall lapse and terminate upon (a) the occurrence of a "Change In Control" of the Corporation (as defined below), (b) with respect to Section 5, termination of Murray's employment under the Employment Agreement without Cause prior to April 1, 1997, or (c) a Sale of the Company (as defined in Section 8). For purposes of this Agreement, a "Change In Control" shall be deemed to have occurred on the date that (i) neither Gordon (for these purposes, counting all Common Stock owned by Gordon's Affiliates) nor David Epstein (for these purposes, counting all Common Stock owned by David Epstein's Affiliates) owns at least 10% of the issued and outstanding Common Stock, (ii) neither Gordon (for these purposes, counting all Common Stock owned by Gordon's Affiliates) nor David Epstein (for these purposes, counting all Common Stock owned by David Epstein's Affiliates) is the stockholder of the Corporation owning the highest number of issued and outstanding shares of Common Stock, or (iii) neither Gordon nor David Epstein occupies the position of Chairman of the Board, Chief Executive Officer or President of the Corporation.

         8.      RESTRICTIONS ON SALE AND PERMITTED SALES OF PURCHASED STOCK.

                 (a) Murray acknowledges that he would not have been offered the opportunity to purchase the Purchased Stock if he was not undertaking the three-year employment commitment set forth in the Employment Agreement. Murray further acknowledges that it is of great importance to Gordon that Murray maintain the ownership interest in the Corporation represented from time to time by the Purchased Stock for at least the duration of Murray's three-year employment commitment. Accordingly, Murray agrees that, except as provided below, he shall not, directly or indirectly, sell, assign, pledge (other than pursuant to the Stock Pledge Agreement), encumber or otherwise dispose of any of the Purchased Stock or any interest therein prior to April 1, 1999.





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                 (b)      The foregoing transferability restrictions shall not
apply (subject, however, to the provisions of the Stock Pledge Agreement) in any of the following circumstances:

                          (i)     Murray may, for estate planning purposes,
transfer any or all of the shares of Purchased Stock to Affiliates, provided that each such Affiliate expressly agrees to assume and be bound by all of the terms of this Agreement, including Sections 5, 6, 8 and 9 hereof, pursuant to a written instrument in form and content reasonably acceptable to Gordon;

                          (ii)    upon a Change In Control;

                          (iii) upon the termination of Murray's employment by
the Corporation without Cause (as defined in the Employment Agreement);

                          (iv)    in the event of a "Sale of the Company" (as
defined below);

                          (v)     in the event of an "Applicable Public
Offering" (as defined below), but only to the extent provided below; or

                          (vi)    upon Murray's death or upon his becoming
Disabled on or after April 1, 1997 (or prior thereto if Gordon does not exercise his right to purchase under Section 5), provided that the restrictions set forth in Section 9 hereof and those set forth in any other written agreement involving the parties shall continue to apply.

                 (c) For purposes of this Agreement, a "Sale of the Company" means (i) any transaction pursuant to which all or substantially all of the business or operations of the Corporation are directly or indirectly sold, assigned or transferred to a purchaser through the sale, exchange or other transfer, by purchase, merger or otherwise, of the assets or equity of the Corporation, or (ii) a private sale of at least a majority of the shares of Common Stock currently owned in the aggregate by Gordon, David Epstein, and their respective Affiliates (a "Private Sale").

                 (d) For purposes of this Agreement, an "Applicable Public Offering" means (i) an initial public offering of equity of the Corporation on or after April 1, 1997, or (ii) a secondary public offering of equity of the Corporation at any time, in which, in either case, Gordon or David Epstein or any of their respective Affiliates will be offering for sale registered shares of Common Stock owned by him, her, it or them; provided, however, the number of shares of Purchased Stock that Murray shall be entitled to sell pursuant to the Applicable Public Offering shall be a percentage of the number of shares of Purchased Stock which is equal to the





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higher of the following percentages - - (x) the percentage of the total number of shares of Common Stock collectively owned by Gordon and his Affiliates which are being registered for sale in the Applicable Public Offering, and (y) the percentage of the total number of shares of Common Stock collectively owned by David Epstein and his Affiliates which are being registered for sale in the Applicable Public Offering.

                 (e) As long as the Corporation is an "S" corporation for federal or state income tax purposes, none of the Purchased Stock, regardless of any of the exceptions set forth above, may be transferred in any transaction the nature of which, or the identity of the transferee in which, would disqualify the Corporation (and its stockholders) from receiving such tax treatment.

                 (f) In cases where sales of shares of the Purchased Stock are permitted, (i) such sales may be made unencumbered by any of Gordon's then-existing rights to purchase set forth in Sections 5 and 6 of this Agreement (except to the extent such rights have at such time been exercised), and (ii) the unsold shares of Purchased Stock may be purchased in accordance with Section 5 and 6 except that the purchase price payable by Gordon shall be reduced on a pro rata basis.

         9. VOTING AGREEMENT. Murray agrees that unless and until a Change In Control occurs, Murray shall always vote his shares of Purchased Stock as directed by Gordon, in Gordon's sole and absolute discretion, on all matters upon which stockholders of the Corporation are entitled to vote. This obligation of Murray shall be specifically enforceable by Gordon in accordance with Section 607.0731, Florida Statutes. The stock certificate evidencing the Purchased Stock shall be appropriately legended to reflect all restrictions thereon set forth in Sections 5, 6, 8 and 9 of this Agreement. Such legend shall be removed, and restrictions shall lapse, and a replacement unlegended stock certificate shall be issued, in connection with any sale or transfer of Purchased Stock permitted by this Agreement which complies with all of the provisions of this Agreement and the Stock Pledge Agreement and any other written agreement involving the parties, except with respect to a permitted transfer under Section 8(b)(i), or a transfer to a legal representative or heir as a result of Murray's death or having become Disabled, in which event the legend shall remain and all applicable restrictions in this Agreement and any such other agreement shall continue to apply. Within thirty (30) days following the date of this Agreement, Murray shall transfer, convey and assign to Gordon, as voting trustee, all of the Purchased Stock, pursuant to a voting trust agreement in form and content acceptable to Gordon. Murray's failure to do so shall give Gordon the immediate right to purchase the Purchased Stock in accordance with Section 6.





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


         10. CLOSING. At any closing of any purchase of Purchased Stock by Gordon contemplated by this Agreement the parties shall execute and deliver to one another all such documents as may reasonably be requested by either party or his counsel in order to complete the transaction in a commercially reasonable and customary manner in accordance with the provisions of this Agreement.

         11.     MISCELLANEOUS.

                 (a) Notices. All notices, requests and other communications hereunder shall be in writing and shall be delivered in person or sent by commercial overnight courier (such as FedEx), facsimile transmission, or certified mail, return receipt requested:

                 If to Murray (or his spouse), to:

                          11808 Greystone Drive
                          Boca Raton, Florida  33428

                 If to Gordon, to:

                          3715 N.E. 214th Terrace
                          Aventura, Florida  33180

or to such other address(es) as may be stipulated in writing by the parties pursuant hereto. Unless otherwise provided, notice shall be effective on the date it is officially recorded as delivered by return receipt, the courier service, facsimile confirmation, or equivalent.

                 (b) Amendment. This Agreement may not be amended except by a written instrument executed by each of the parties hereto.

                 (c) Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties and the parties' respective successors at law and permitted assigns, including, but not limited to, all Affiliates of Murray who or which receive any Purchased Stock pursuant to the provisions hereof.

                 (d) Headings. The headings of sections and paragraphs herein are included for convenience of reference or context and shall not control the meaning or interpretation of any of the provisions of this Agreement.

                 (e) Governing Law. This Agreement shall be controlled, construed and enforced in accordance with the laws of the State of Florida, other than laws relating to conflicts of law.





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                 (f)      Separability.  If any provision of this Agreement or
the application thereof to any person or circumstance shall to any extent be held to be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances as to which it is not held to be invalid or unenforceable, shall not be affected thereby, and each provision shall be valid and be enforced to the fullest extent permitted by law.

                 (g) Entire Agreement. This Agreement contains the entire understanding and agreement of the parties concerning the subject matter hereof and supersedes all previous and contemporaneous verbal and written agreements.

                 (h) Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

                 (i) Attorneys' Fees and Costs. In the event that either party retains an attorney to enforce or declare any right to payment or performance owed to such party, he shall, unless he is not entitled to such enforcement or declaration, be entitled to be reimbursed upon demand from the other party the amount of his reasonable attorneys' fees and costs, incurred before and at trial, at all tribunal levels, and whether or not suit is instituted.

         IN WITNESS WHEREOF, the undersigned parties have duly executed and delivered this Agreement as of the day first above written.


/s/ Mark J. Gordon                                 /s/ James Murray
- --------------------------                         --------------------------
MARK J. GORDON                                     JAMES MURRAY

                               JOINDER OF SPOUSE

         The undersigned hereby acknowledges that she has read and understood the foregoing Agreement and agrees to be jointly and severally liable with respect to the Purchase Price Note as required by the Agreement.

                                       /s/ Marci Murray
                                       ------------------------------
                                       MARCI MURRAY


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                                  EXHIBIT "A"

                              PURCHASE PRICE NOTE

                            SECURED PROMISSORY NOTE

$337,500.00                                                    February 16, 1996


         FOR VALUE RECEIVED, JAMES MURRAY ("Maker"), having an address at 11808 Greystone Drive, Boca Raton, Florida 33428, hereby promises to pay to the order of MARK J. GORDON ("Holder"), having an address at 3715 N.E. 214th Terrace, Aventura, Florida 33180, the principal sum of THREE HUNDRED THIRTY-SEVEN THOUSAND FIVE HUNDRED DOLLARS ($337,500.00), together with simple interest thereon at the annual rate of five and sixty-one hundredths percent (5.61%), at the address of Holder set forth above, or at such other address as Holder may from time to time in writing direct, as follows:

         Interest accruing on this Note shall be due and payable on an annual basis, on each anniversary of this Note. The entire principal amount of this Note shall be due and payable in full to Holder on the ninth anniversary of this Note (the "Maturity Date").
         Each of the following shall constitute an event of default under this Note ("Event of Default"):

                      (i) the failure of Maker to pay all sums owing to Holder hereunder on or before the Maturity Date;

                     (ii) the failure of Maker to pay any installment of interest due hereunder when due and the continuation of such failure for ten (10) days following written notice to Maker of such failure;

                    (iii) the filing of a petition by Maker pursuant to which Maker seeks to avail himself of the protection of any federal or state bankruptcy, insolvency or similar law;

                     (iv) the initiation of any federal or state bankruptcy or insolvency proceeding against Maker which is not dismissed within sixty
                                  (60) days following the date filed; or

                      (v) the making of a general assignment by Maker for the benefit of Maker's creditors.

         Upon the occurrence of an Event of Default (other than the Event of Default described in subparagraph (i), which is inapplicable to the following provision), Holder may, in Holder's sole and absolute discretion, accelerate this Note by declaring in a written notice to Maker that the then entire outstanding principal sum hereof, together with all accrued and unpaid interest hereon, is immediately due and payable. In the event that all such sums are not paid within five (5) business days following receipt by Maker of such notice of acceleration, the entire amount accelerated (inclusive of any accrued and unpaid interest) will bear interest until paid at a rate equal to the lower of (a) 18% per annum and (b) the highest rate then permitted by law (the "Default Rate"). In the event that the Event of Default described in subparagraph (i) occurs, interest shall then accrue at the Default Rate on the aggregate amount of all sums which are then owing to Holder hereunder.

         Maker may prepay this Note, in whole or in part, with all payments being applied first to accrued and unpaid interest, and then to the principal sum hereof.

         Maker hereby waives presentment, demand, protest, notice of dishonor, notice of nonpayment, notice of protest, and diligence in collection. The non-exercise by Holder of any of Holder's rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance. Any waiver of any right, term or condition hereof by Holder must be in writing to be valid. Maker acknowledges that no oral waiver shall be binding, nor shall Maker have the right to rely on any oral statement purporting to be a waiver.

         This Note shall inure to the benefit of Holder and Holder's successors and assigns. This Note shall be binding upon Maker and Maker's successor and assigns.

         In no contingency or event whatsoever shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of the money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto.

         This Note shall be governed by Florida law in all respects.

         In the event that Holder retains an attorney to collect amounts due pursuant to, or enforce Holder's rights under, this Note, Maker shall be liable for, and shall reimburse to Holder on demand, the amount of Holder's reasonable attorneys' fees and costs, incurred before and at any trial, at all tribunal levels, and whether or not suit is instituted.

         This Note is secured by that certain Stock Pledge Agreement, of even date herewith, between Maker and Holder, pursuant to which Maker has pledged to Holder certain shares of issued and outstanding capital stock of Precision Response Corporation owned by Maker.

         IN WITNESS WHEREOF, Maker has executed and delivered to Holder this Note on the date first above written.


                                                  -----------------------------
                                                  JAMES MURRAY





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


                                    GUARANTY


         The undersigned hereby unconditionally and irrevocably guarantees the due and prompt payment by Maker of the foregoing Note in accordance with the terms thereof. Such guaranty is a primary, absolute, present and continuing guaranty of payment and not of collection, and is in no way conditional or contingent upon any attempt to collect from Maker or upon any other condition or contingency. The undersigned is jointly and severally liable with Maker for all obligations of Maker set forth in the foregoing Note as if she were a co-maker thereof.


                                                  ----------------------------
                                                  MARCI MURRAY





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                                  EXHIBIT "B"

                             STOCK PLEDGE AGREEMENT





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

                             STOCK PLEDGE AGREEMENT


         PLEDGE AGREEMENT, dated as of the 16th day of February, 1996 by and between MARK J. GORDON ("Secured Party") and JAMES MURRAY ("Pledgor").

                            Preliminary Statement

         Concurrently herewith, Secured Party and Pledgor have executed and delivered that certain Stock Purchase and Shareholder Agreement (the "Stock Agreement") and Pledgor has executed and delivered to Secured Party that certain Secured Promissory Note in the principal amount of $337,500.00 (the "Note"). In order to secure all of the Obligations (as defined below), Pledgor has agreed to grant to Secured Party a security interest in the Purchased Stock, as defined in the Stock Agreement (the "Stock").

         NOW, THEREFORE, the parties agree as follows:

         1. Preliminary Statement. Pledgor represents and warrants to Secured Party that the Preliminary Statement is true and correct in all respects.

         2. Obligations. "Obligations" means, for the purposes of this Agreement, (a) all obligations of Pledgor under the Note and this Agreement, and (b) all losses, costs and expenses incurred by Secured Party as a result of a breach or default by Pledgor of any of the obligations described in (a) preceding, including but not limited to all expenses incurred by Secured Party (including reasonable attorneys' fees and costs) in connection with the enforcement of his rights and remedies under this Agreement or the





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

Note, all of which are reimbursable by Pledgor to Secured Party upon the demand of Secured Party.

         3. Collateral. "Collateral" means, for the purposes of this Agreement, the Stock, including all right, title and interest of Pledgor in, to and under the Stock, and all voting rights, proceeds, dividends and distributions therefrom or in respect thereof.

         4.      The Pledge.

                 (a) In order to secure all of the Obligations, Pledgor hereby pledges, sells, assigns, encumbers, hypothecates and transfers to Secured Party, and grants to Secured Party a security interest in, all of the Collateral. Concurrently herewith, Pledgor shall deliver to Secured Party the certificate representing the Stock, accompanied by appropriate instruments of transfer in blank, in order to perfect and protect Secured Party's security interest in the Collateral.

                 (b) Any shares of capital stock of Precision Response Corporation or other securities received by Pledgor in respect of, or in exchange for, any of the Stock as a result of a stock dividend or stock split or other distribution (other than cash dividends), or a reorganization, recapitalization, consolidation or merger of Precision Response Corporation and any other company, shall be held by Secured Party under the terms of this Agreement in the same manner as the Stock originally pledged hereunder and shall be deemed to be included in the "Collateral" in accordance with the terms of this Agreement.





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

                 (c) Pledgor hereby designates and appoints Secured Party as his attorney-in-fact to do and take any and all acts and actions, and execute, deliver and/or file any such documents, in each case at Pledgor's expense, as necessary or desirable or proper in the judgment of Secured Party in order to protect, preserve and continue the perfection of Secured Party's security interest in the Collateral, and in connection with the exercise of any of Secured Party's rights and remedies upon the occurrence of a default in the performance of any of the Obligations. Such designation is coupled with an interest and is irrevocable.

         5. Partial Releases. As long as there is no breach or default of the Obligations which is continuing, in the event Pledgor desires to sell or transfer fewer than all of the shares of Stock, and such sale or transfer is permitted under Section 8 of the Stock Agreement, such shares of Stock shall be released from the lien of this Agreement as long as, simultaneously with the consummation of such permitted sale or transfer, Secured Party receives an amount equal to the sum of (i) $337,500, multiplied by a fraction the numerator of which is the number of shares of Stock sold or transferred and the denominator of which is the total number of shares of Stock purchased from Secured Party under the Stock Agreement (after determining what such original number would have been after giving effect to all stock splits and similar transactions which have occurred with respect to the common stock of Precision Response Corporation subsequent to such purchase), and (ii) all accrued and unpaid interest on the Note as of the date of such sale or transfer and all other amounts, if any, then owing on account of any other Obligations. A permitted transfer under Section 8(b)(i) of the Stock Agreement and a permitted transfer under Section 8(b)(vi) of the Stock Agreement to a legal representative or heir of Pledgor shall not require payment of a release price, but shall require the transferee to execute and deliver to Secured Party a written instrument in form and content reasonably acceptable to Secured Party reflecting and confirming the lien of this Agreement in the transferred shares of the Stock in the hands of the transferee. In connection with any transaction contemplated by this Section 5, each party shall execute and deliver to the other all documents, and do or cause to be done all such acts and things (including creation of appropriate escrows), as are reasonably required to complete such transaction in accordance with the foregoing terms and conditions, and in a manner reasonably satisfactory to Secured Party.

         6. Voting of the Stock. Subject to the terms of the Stock Agreement (which provides for a voting agreement in favor of Secured Party), during the term of this Agreement and for so long as Pledgor is not in breach or default in the performance of any of the Obligations, Pledgor shall have the right to vote the Stock on all corporate matters in accordance with the provisions of the Articles of Incorporation and By-Laws of Precision Response Corporation and other applicable law.

         7. Cash Dividends; Distributions. Except in the event of a breach or default of any of the Obligations which is continuing,

Pledgor shall be entitled to receive all cash dividends and other cash distributions paid in respect of the Collateral.

         8.      Default.
                 (a) In the event that Pledgor breaches or defaults in the payment or performance of any of the Obligations, Secured Party shall have the rights and remedies provided in the Uniform Commercial Code and all other rights and remedies provided at law or in equity. In this connection, Secured Party may, upon ten days' prior written notice to Pledgor, sell all or part of the Collateral at private or public sale(s) in accordance with applicable law. At any bona fide public sale, Secured Party or his affiliates shall be free to purchase all or any part of the Collateral.

                 (b) In addition, upon such a breach or default and so long as same is continuing, Secured Party (i) shall have the right to vote the Stock at any meeting, or in connection with any other consensual action of shareholders, and exercise any other rights that the owner of the Stock would possess, and (ii) may retain all cash distributions and dividends payable or paid in respect of any of the Collateral, and apply same against the Obligations in any order which Secured Party, in his sole discretion, chooses.

         9. No Waiver. No failure on the part of Secured Party to exercise, and no delay on the part of Secured Party in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law or in any other agreement between or involving the parties.

         10. Effect of Extension, Waiver, etc.. Pledgor agrees that no consent to the modification of the terms of any of the Obligations shall release Pledgor from any obligation or liability hereunder or shall release, waive or otherwise affect Secured Party's rights hereunder or with respect to the Collateral.

         11. Termination of Pledge. Provided that Pledgor is not in breach or default of any of the Obligations at the time that the Note has been paid and satisfied in full, upon the payment and satisfaction in full of the Note, this Agreement shall terminate, and Secured party shall forthwith assign, transfer and deliver to Pledgor all of the Collateral, if any, then held by Secured Party in pledge hereunder.

         12. Governing Law. This Agreement shall in all respects be construed and interpreted in accordance with and governed by the laws of the State of Florida, excluding rules relating to conflicts of law.

         13. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties.

         14. Additional Instruments and Assurances. Pledgor hereby agrees, at his own expense, to execute and deliver or cause to be executed or delivered, from time to time, any and all further, or other, instruments, and to perform such acts, as Secured Party may reasonably request to effect the purposes of this Agreement and to secure to Secured Party the benefits of all rights, authorities and remedies conferred upon Secured Party by the terms of this Agreement.

         15. Notices. The notice provisions of the Stock Agreement shall be applicable to this Agreement.

         16. Amendment, etc. Neither this Agreement nor any term or provision hereof may be changed or waived, except that any term, covenant or agreement of this Agreement may, with the written consent of all the parties hereto, be amended, and the observance thereof or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument signed by Secured Party.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first hereinabove written.

                                                   PLEDGOR:


                                                   ----------------------------
                                                   JAMES MURRAY



                                                   SECURED PARTY:


                                                   ----------------------------
                                                   MARK J. GORDON